September 20, 1996


Mr. Robert Casey, Jr.
Managing Director
Union Bank of Switzerland
299 Park Avenue
New York, NY 10171-0026

RE:  CREDIT AGREEMENT BETWEEN THE INTERPUBLIC GROUP OF COMPANIES,
INC. AND UNION BANK OF SWITZERLAND, NY  BRANCH

Dear Robert:

We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and Union Bank of Switzerland dated September 30, 1992 and effective as of December 29, 1992 (the "Agreement"). Section 2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

Notwithstanding the dates specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Termination Date of the Agreement to December 1, 1998. If you are agreeable to our request, please so indicate by signing and returning the duplicate copy of this letter which we have enclosed herewith.

Thank you.

                              Sincerely,

                           Alan M. Forster
                      Vice President & Treasurer

ACCEPTED & AGREED
UNION BANK OF SWITZERLAND, NY BRANCH

By: Samuel Azizo - Vice President

By: James P. Kelleher - Assistant vice President

Date: Not dated

cc:  Mr. Kenneth E. Dutcher
     Ms. Barbara S. Gmora
     Ms. Regina E. Dooley